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                                                                     Exhibit 8.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                                   May 12, 2005



Arbor Realty Trust, Inc.
333 Earle Ovington Blvd - Suite 900
Uniondale, NY 11553


                  Re:      Certain Federal Income Tax Matters

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax considerations in connection with a secondary offering (the "Offering"), from time to time, of shares of common stock of Arbor Realty Trust, Inc., a Maryland corporation ("ART"), $.01 par value per share ("Common Stock"), pursuant to Post-Effective Amendment No.2 on Form S-3 to the Registration Statement on
Form S-11 (No. 333-116223) filed with the Securities and Exchange Commission (the "Registration Statement").

     We have acted as tax counsel to ART in connection with the Offering, and we have assisted in the preparation of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, certificates (the "Officer's Certificates") containing certain factual representations and covenants of an officer of ART and of Arbor Realty SR, Inc., a Maryland corporation that is an indirect majority-owned subsidiary of ART ("SR Inc."), which relate to, among other things, the actual and proposed operations of ART and SR Inc., and each of the entities in which ART and SR Inc. hold or have held a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not independently verified all of the facts and representations set forth in the Officer's Certificates, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officer's Certificates, Registration Statement and other documents, or otherwise furnished to us, accurately and completely

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Arbor realty trust, Inc.
May 12, 2005
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describe all material facts relevant to the Offering. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein. Additionally, we have relied, with your permission, on the opinion rendered by Cadwalader, Wickersham & Taft LLP, dated January 19, 2005, to the effect that certain notes issued by a subsidiary of SR Inc. will be treated as indebtedness for federal income tax purposes.

     In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

     Our opinion is also based on the correctness of the following assumptions:
(i) SR Inc. will elect to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), with the filing of its tax return for its tax year that began on January 18, 2005, (ii) each of the entities comprising the Company has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

     In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue, or that a court will not sustain such a position if asserted by the IRS.

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Arbor realty trust, Inc.
May 12, 2005
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     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

     Based on the foregoing, we are of the opinion that:

          a. Commencing with ART's initial taxable year that ended on December 31, 2003, ART was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification as a REIT under the Code. As noted in the Registration Statement, ART's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements, including requirements relating to the sources of its income, the composition of its assets, distribution levels and diversity of stock ownership, and the various other requirements imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of ART's operation for any one taxable year satisfy the requirements for qualification as a REIT under the Code.

          b. Although the discussion set forth in the Registration Statement under the heading "Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock of ART, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of such Common Stock. The United States federal income tax consequences of the ownership and disposition of Common Stock of ART by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

     We express no opinion on any issue relating to ART or any investment therein, other than as expressly stated above.

     This opinion has been prepared for you in connection with the transaction described herein. It may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the

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Arbor realty trust, Inc.
May 12, 2005
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captions "Federal Income Tax Considerations" and "Legal Matters" in the
Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                             Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP